Exhibit 5.1

Squire Patton Boggs (US) LLP 2550 M Street, NW Washington, D.C. 20037 O +1 202 457 6000 F +1 202 457 6315 squirepattonboggs.com

May 31, 2023

The Board of Directors
NovaBay Pharmaceuticals, Inc.
2000 Powell Street, Suite 1150
Emeryville, CA 94608

Re:         Registration Statement on Form S-1

Dear Ladies and Gentlemen:

We have acted as counsel to NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 31, 2023. The Registration Statement relates to the registration for resale from time to time, on a delayed or continuous basis, by the selling stockholders named therein (the “Selling Stockholders”) and as provided in the Registration Statement, of up to an aggregate of 7,863,570 shares (the “Shares”) of Company common stock, par value $0.01 per share (the “Common Stock”), comprised of (i) 7,099,820 additional shares of Common Stock underlying our Series B Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) and (ii) 763,750 additional shares of Common Stock underlying our Series C Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock” and, together with the Series B Preferred Stock, the “Preferred Stock”). The Series B Preferred Stock was originally sold to accredited investors, including Selling Stockholders, in a private placement offering that was consummated on November 2, 2021, pursuant to a Securities Purchase Agreement, dated October 29, 2021, by and between the Company and each of the Selling Stockholders that purchased Series B Preferred Stock (the “2021 Securities Purchase Agreement”). The Series C Preferred Stock was originally sold to accredited investors, including Selling Stockholders, in a private placement offering that was consummated on November 18, 2022, pursuant to a Securities Purchase Agreement, dated September 9, 2022, by and between the Company and each of the Selling Stockholders that purchased Series B Preferred Stock (the “2022 Securities Purchase Agreement” and, together with the 2021 Securities Purchase Agreement, the “Purchase Agreements”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined and relied upon originals or copies certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates, records and other instruments as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including (i) the Registration Statement, (ii) the Purchase Agreements, (iii) the Registration Rights Agreement, dated as of October 29, 2021 (the “Series B Registration Rights Agreement”), by and among the Company and each of the Selling Stockholders that were issued Series B Preferred Stock; (iv) the Registration Rights Agreement, dated as of November 18, 2022 (the “Series C Registration Rights Agreement” and, together with the Series B Registration Rights Agreement, the “Registration Rights Agreements”), by and among the Company and each of the Selling Stockholders that were issued Series C Preferred Stock; (v) the Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock (the “Series B Certificate of Designation”), (vi) the Certificate of Designation of Preferences, Rights and Limitations of Series C Non-Voting Convertible Preferred Stock (the “Series C Certificate of Designation” and, together with the Series B Certificate of Designation, the “Certificate of Designation”), (vii) the governing documents of the Company, and (viii) certain minutes and unanimous written consents of the board of directors of the Company and a certificate of the Secretary of the Company with respect to the approval of certain resolutions by the board of directors of the Company (collectively, the “Resolutions”). In addition, we have also reviewed and investigated such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below.

The Board of Directors May 31, 2023 Page 2	Squire Patton Boggs (US) LLP

In rendering our opinions set forth below, we have assumed without independent investigation or verification: (i) the authenticity and completeness of all agreements, instruments, corporate records, certificates, questionnaires and other documents submitted to us as originals, (ii) the genuineness of all signatures, (iii) the conformity to authentic originals of all agreements, instruments, corporate records, certificates, questionnaires and other documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents and (iv) the legal capacity for all purposes relevant hereto of all natural persons and entities (other than the Company) executing all agreements, instruments, corporate records, certificates, questionnaires and other documents submitted to us. We have also assumed, with respect to all parties to the Purchase Agreements, Registration Rights Agreements, and other agreements, records, certificates, questionnaires, documents and instruments relevant hereto, other than the Company, that (i) such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform all obligations pursuant to such agreements, records, certificates, questionnaires, documents or instruments, (ii) such agreements, records, certificates, questionnaires, documents or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, (iii) such agreements, records, certificates, questionnaires, documents or instruments are the valid, binding and enforceable obligations of such parties, (iv) that the Selling Stockholders will properly convert (or have properly converted) their shares of Preferred Stock into Common Stock in accordance with the applicable Certificate of Designation; and (v) none of the agreements, corporate records, certificates, questionnaires, documents or instruments we reviewed and that were submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing. Additionally, we have assumed that the Shares issuable upon conversion of the Preferred Stock will continue to be validly authorized on the dates the Shares are issued upon conversion of the Preferred Stock and that the Company will continue to reserve and have available the requisite number of shares of Common Stock upon proper conversion of the Preferred Stock. As to all questions of fact material to our opinion expressed herein, and as to materiality of any fact or other matter referred to herein, we have relied upon, and have made no independent investigation of, representations and certificates of officers and representatives of the Company and the information provided by the Selling Stockholders and of public officials.

Based on and subject to the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company, and when issued and delivered upon (i) conversion of the Series B Preferred Stock in the manner contemplated by the Series B Certificate of Designation, the Registration Statement and the Resolutions, and (ii) conversion of the Series C Preferred Stock in the manner contemplated by the Series C Certificate of Designation, the Registration Statement and the Resolutions, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Delaware that are relevant to the subject matter of the opinion, and given on the basis of the law and the facts existing as of the date hereof. We do not express any opinion herein concerning the laws of any other state, country or jurisdiction. We express no opinion as to (i) compliance with any federal or state securities laws, including the securities laws of the State of Delaware, or (ii) the securities laws of any other country or jurisdiction. Our opinion is based on applicable constitutions, statutes, regulations and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule, judicial decision, governmental policy or otherwise which may be enacted or adopted after the date hereof, or if we become aware of any fact or circumstance that might change any opinion after the date hereof. Accordingly, we assume no obligation to revise, update or supplement the opinion rendered herein should any such changes occur after the date hereof or to advise you of any such changes.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, /s/ Squire Patton Boggs (US) LLP Squire Patton Boggs (US) LLP